UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 15, 2014

                            GOLDEN DRAGON HOLDING CO.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                  000-27055              27-4635140
--------------------------------  ----------------  ----------------------------
  (State or other jurisdiction    (Commission File  (IRS Employer Identification
        of incorporation)               Number)                Number)


                       7609 RALSTON ROAD, ARVADA, CO 80002
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               (Address of Principal Executive Offices) (Zip Code)


                                 (720) 939-1133
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               Registrant's telephone number, including area code


            --------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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Effective  May 15,  2014,  the Company  entered  into an  Agreement  and Plan of
Merger, by and among Golden Dragon Holding Co., a Delaware corporation, ("GDHC"), CannaPharma Rx, Inc., a Colorado corporation ("CPHR"), and CPHR Acquisition Corp., a newly-formed wholly-owned subsidiary of GDHC, domiciled in Delaware ("ACQUISITION SUB"). A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 10.1.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES
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In May 2014, the Company  through a private  offering of its  restricted  common stock entered into approximately $1,400,000 in subscription agreements for 2,800,000 shares of common stock at $0.50 per share. The shares were issued pursuant to Rule 506 of Regulation D of the 1933 Act, as amended.

EXEMPTION FROM REGISTRATION CLAIMED

Sales and issuances by us of the unregistered securities listed above were made by us in reliance upon Rule 506 of Regulation D as a Private Placement. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with the purchase. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates representing such securities that are issued shall contain restrictive legends, prohibiting further transfer of the certificates representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. All purchasers made written representation of investment intent and purchasers was capable of evaluating the merits and risks of the prospective investment, and the Company reasonably believed (based on written representations) immediately prior to making any sale that the purchasers came within the description of a sophisticated investor.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
--------------------------------------------------------------------------------

David Cutler and Redgie Green have resigned as directors, effective as of May 31, 2014.

The Board appointed James Smeeding and Robert `Bo' Liess to the Board of Directors, effective June 1, 2014.

The biographies of each are as follows:

JAMES SMEEDING, DIRECTOR

Mr. Smeeding, RPh, MBA, EVP of Professional Services for CannaPharmaRX, is also the executive director of the National Association of Specialty Pharmacy (NASP) as well as the National Association of Cannabis Pharmacy (NACP). His pharmacy degree is from the University of Buffalo and his MBA from the University of Texas. Over the past 40 years his practice orientation has been in hospital pharmacy, clinical services design, home infusion therapy, managed care

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services,  disease management and specialty pharmacy.  He is a skilled corporate pharmaceutical executive having developed and led 5 successful companies through initial funding to sale.

Mr. Smeeding's private clients constitute the spectrum of pharmaceutical companies, medical device companies, diagnostic testing and all classes of pharmacy affairs -hospital, retail, chain, managed care, academic and research. His broad expertise in professional affairs has allowed his clients to understand, approach and impact medical and pharmacy affairs from product selection through to the value proposition as well as professional communications, patient communications and safety. He is broadly published and an invited presenter at many national and international conferences. Jim is widely known for his broad interests and his ability to moderate a program to bring out cogent learning points and make the educational program applicable to practice.

ROBERT `BO' LIESS, DIRECTOR

Mr. Liess has served as Executive Vice President of Choice HR from 2013 until present. From 2008 until 2013, he was an independent investor in various start-up businesses from banks to energy and related businesses. In 2001, Mr. Liess started, owned and operated Professional Employer Plans until he sold the company in 2008. Mr. Liess graduated from Gettysburg College in 1977 where he studied Political Science.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
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          (D) EXHIBITS.  The  following is a complete list of exhibits  filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     EXHIBIT NO.                                DESCRIPTION
----------------------- --------------------------------------------------------
        10.1               Agreement and Plan of Merger effective May 15, 2014












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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         GOLDEN DRAGON HOLDING CO.




                                         By: /s/ Gary Herick
                                         ---------------------------------------
                                         Gary Herick, CFO

                                         Date: June 3, 2014
































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                                  EXHIBIT 10.1


                          AGREEMENT AND PLAN OF MERGER